Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-225673 on Form S-8 of our report dated June 21, 2019, relating to the financial statements and supplemental schedules of the Westar Energy, Inc. Employees’ 401(k) Savings Plan appearing in this Annual Report on Form 11-K of the Westar Energy, Inc. Employees’ 401(k) Savings Plan for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
June 21, 2019